Exhibit 99.3

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

OFFER TO EXCHANGE

UP TO $1,300,000,000 AGGREGATE PRINCIPAL AMOUNT OF 2.000% SENIOR NOTES DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), FOR ANY AND ALL OF ITS OUTSTANDING 2.000% SENIOR NOTES DUE 2017

OFFER TO EXCHANGE

UP TO $750,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 3.000% SENIOR NOTES DUE 2019, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS OUTSTANDING 3.000% SENIOR NOTES DUE 2019

OFFER TO EXCHANGE

UP TO $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 4.600% SENIOR NOTES DUE 2024, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS OUTSTANDING 4.600% SENIOR NOTES DUE 2024

Pursuant to the Prospectus dated                     , 2014

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON                     , 2014, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                    , 2014

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus dated                     , 2014 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offers (collectively, the “Exchange Offers”) by ARC Properties Operating Partnership, L.P., a Delaware limited partnership (the “Company”), to exchange: (i) up to $1,300,000,000 in principal amount of its 2.000% senior notes due 2017 (the “exchange 2017 notes”), which have been registered under the Securities Act, for any and all of its outstanding 2.000% senior notes due 2017, issued and sold in a transaction exempt from registration under the Securities Act (the “old 2017 notes”), (ii) up to $750,000,000 in principal amount of its 3.000% senior notes due 2019 (the “exchange 2019 notes”), which have been registered under the Securities Act, for any and all of its outstanding 3.000% Senior Notes due 2019, issued and sold in a transaction exempt from registration under the Securities Act (the “old 2019 notes”) and (iii) up to $500,000,000 in principal amount of its 4.600% senior notes due 2024 (the “exchange 2024 notes” and together with the exchange 2019 notes and the exchange 2017 notes, collectively, the “Exchange Notes” and individually, an “Exchange Note”), which have been registered under the Securities Act, for any and all of its outstanding 4.600% senior notes due 2024, issued and sold in a transaction exempt from registration under the Securities Act (the “old 2024 notes” and together with the old 2019 notes and the old 2017 notes, collectively, the “Old Notes” and each an “Old Note”), upon the terms and conditions set forth in the Prospectus. The terms of the exchange 2017 notes, the exchange 2019 notes and the exchange 2024 notes are substantially similar to the terms of the old 2017 notes, the old 2019 notes and the old 2024, respectively, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and enclosed Letter of Transmittal, and the transfer restrictions and registration rights relating to the Old Notes will not apply to the Exchange Notes. The Old Notes are unconditionally guaranteed (the “Old Guarantees”) by American Realty Capital Properties, Inc., the Company’s sole general partner, and American Realty Capital Properties, Inc.’s direct wholly owned subsidiaries (each, a “Guarantor” and collectively, the “Guarantors”), and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the Old Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offers” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Old Notes” include the related Old Guarantees. The Prospectus and Letter of Transmittal more fully describe the Exchange Offers. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

We are requesting that you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients;

3.	The Notice of Guaranteed Delivery to be used to accept the Exchange Offers if the Old Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

4.	A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offers; and

5.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2014 UNLESS EXTENDED BY THE ISSUER (THE “EXPIRATION DATE”). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

To participate in any of the Exchange Offers, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes, or a timely book-entry confirmation of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If a registered holder of Old Notes desires to tender, but such Old Notes are not immediately available, or time will not permit such holder’s Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offers—Guaranteed Delivery Procedures.”

The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Issuer will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offers, except as set forth in the Instructions in the Letter of Transmittal.

Any requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the Exchange Agent for the Exchange Offers, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

ARC Properties Operating Partnership, L.P.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.